Exhibit 32

CERTIFICATION PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned hereby certifies in his capacity as an officer of Sobieski Bancorp, Inc. (the "Company") that the Annual Report of the Company on Form 10-KSB for the fiscal year ended June 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date:	September 29, 2003	By:	/s/ Steven C. Watts Steven C. Watts President and Chief Executive Officer

Date:	September 29, 2003	By:	/s/ Gregory J. Matthews Gregory J. Matthews Acting Chief Financial Officer